Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics Inc. Caitlin Stefanik (518) 795-1418 cstefanik@angiodynamics.com	FTI Consulting Jim Polson (312) 553-6730 Jim.Polson@fticonsulting.com, Kotaro Yoshida (212) 850-5690 Kotaro.Yoshida@fticonsulting.com	FTI Consulting Kimberly Ha (212) 850-5612 kimberly.ha@fticonsulting.com

AngioDynamics Reports Fiscal 2017 Fourth Quarter and Full-Year Results

Company posts record full-year adjusted EPS and Free Cash Flow and issues FY2018 Financial Guidance

•	Q4 net sales of $86.9 million, down 7% year-over-year
•	Q4 GAAP loss per share of $0.30; adjusted EPS of $0.19
•	Full Year net sales of $349.6 million, down 1% year-over-year
•	Full Year GAAP earnings per share of $0.19; Adjusted EPS of $0.73, up 22% compared to FY2016
•	Full Year operating cash generation of $55.7 million; free cash flow generation of $52.7 million

ALBANY, N.Y., July 18, 2017 (GLOBE NEWSWIRE) – AngioDynamics (NASDAQ:ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported fourth quarter and full year financial results for the 2017 fiscal year ended May 31, 2017.

“The quarter, and year, reflect a commitment to strengthening our business, improving our core operational efficiency and making strategic decisions that will enable long-term, sustainable top-line growth as we outlined in our recent Investor Day, held in April,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “Over the course of the year, we have worked hard to become a profitable, efficiently run operating company. We ended the year with record high Adjusted EPS of $0.73 and free cash flow of more than $52 million. These are important measures as we look at opportunities to spur growth in fiscal year 2018 and beyond.”

Fourth Quarter 2017 Financial Results
Net sales for the fiscal fourth quarter were $86.9 million compared with $93.4 million a year ago. Currency did not have an impact in the quarter.

Peripheral Vascular net sales in the fourth quarter were $54.0 million, compared to $55.6 million in the fiscal year 2016 fourth quarter. Vascular Access net sales in the fourth quarter were $24.2 million, compared to $24.8 million a year ago. Fourth quarter Oncology/Surgery net sales were $8.7 million, down from $13.0 million in the fiscal year 2016 fourth quarter, primarily due to a $2.6 million reserve related to a recall and voluntary market withdrawal of our Acculis Microwave Tissue Ablation System.

Overall U.S. net sales in the fourth quarter were $70.8 million, compared to $75.6 million a year ago. Overall International net sales in the fourth quarter were $16.1 million compared to $17.8 million a year ago.

Gross margins for the fourth quarter of 2017 were 48.7%, compared to 44.5% a year ago. In the fourth quarter of fiscal 2017, the Company recorded a net loss of $10.9 million, or $0.30 on a per share basis. The Company recorded a net loss of $43.1 million, or $1.19 on a per share basis, in the fourth quarter of fiscal 2016. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income for the fourth quarter of fiscal 2017 was $6.8 million, or $0.19 per share, compared to an adjusted net income of $7.4 million, or $0.20 per share, in the fourth quarter of fiscal 2016.

Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income for the fourth quarter of fiscal 2017 was $6.8 million, or $0.19 per share, compared to an adjusted net income of $7.4 million, or $0.20 per share, in the fourth quarter of fiscal 2016. Adjusted EBITDAS in the fourth quarter of fiscal 2017, excluding the items shown in the attached reconciliation table, was $15.0 million compared to $14.2 million in the fourth quarter of fiscal 2016. The primary adjustments for both net income and EBITDAS were primarily due to a reserve related to previously disclosed legal matters related to Department of Justice subpoenas in fiscal year 2017 and a tax valuation allowance in fiscal year 2016.

In the fourth quarter of fiscal 2017, the Company generated $19.0 million in operating cash flow and $18.3 million in free cash flow. As of May 31, 2017, cash and cash equivalents were $47.5 million and debt was $97.5 million.

Twelve Months Financial Results
For the twelve months ended May 31, 2017, net sales were $349.6 million compared to the $353.9 million reported a year ago. The Company recorded net income of $7.0 million, or $0.19 per share, compared to a net loss of $43.6 million, or $1.21 per share, reported a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $27.0 million, or $0.73 per share, compared to adjusted net income of $21.8 million, or $0.60 per share, a year ago. Adjusted EBITDAS, excluding the items shown in the attached reconciliation table, was $61.5 million, compared to $53.1 million in the year ago period.

“Throughout the 2017 fiscal year, we made strategic decisions to position ourselves for our stated long-term growth objectives. Some of these decisions included writing off assets that we no longer view as strategically aligned, consolidating our physical footprint, evaluating our international opportunities and accelerating previously disclosed legal matters,” said Michael C. Greiner, Executive Vice President and Chief Financial Officer of AngioDynamics. “Even with those items impacting our financial results, we still showed the strength of our business, and balance sheet, through gross margin expansion, EPS growth and strong cash flow.”

Mr. Greiner added, “During the year, we generated more than $52 million in free cash flow, paid down $24 million in outstanding debt, repurchased $13.6 million of our common shares, made $10.1 million in contingent consideration payments and refinanced our credit facility to support future investment opportunities.”

Fiscal Year 2018 Financial Guidance
The Company issued its FY2018 financial guidance affirming a net sales range of $352 to $359 million, adjusted earnings per share (EPS) of $0.64 to $0.68 and free cash flow of greater than $35 million.

Conference Call
AngioDynamics will host a conference call and webcast today at 8:00am ET to discuss its fourth quarter and full year results and answer questions. To participate in the live call by telephone, please call 888-299-7212 and reference the Conference ID: 6053267. In addition, a live webcast and archived replay of the call will be available at investors.angiodynamics.com/events. To access the live webcast, please go to the website 15-minutes prior to its start to register, download and install the necessary software.

Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted EBITDAS; adjusted gross profit; adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics
AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories drainage products, thrombolytic products and venous products. More information is available at AngioDynamics.com.

Trademarks
AngioDynamics, the AngioDynamics logo, and Acculis are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2016 and its quarterly report on Form 10-Q for the fiscal periods ended August 31, 2016, November 30, 2016 and February 28, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net sales	$86,914	$93,419	$349,643	$353,890
Cost of sales (exclusive of intangible amortization)	44,579	51,892	173,474	179,574
Gross profit	42,335	41,527	176,169	174,316
% of net sales	48.7%	44.5%	50.4%	49.3%

Operating expenses
Research and development	6,696	6,937	25,269	25,053
Sales and marketing	20,476	21,104	78,819	83,743
General and administrative	8,316	6,791	31,406	30,583
Amortization of intangibles	4,410	4,608	17,296	17,964
Change in fair value of contingent consideration	125	318	(15,261)	948
Acquisition, restructuring and other items, net	13,482	3,493	25,510	12,591
Medical device excise tax	(1,837)	-	(1,837)	2,416
Total operating expenses	51,668	43,251	161,202	173,298
Operating income	(9,333)	(1,724)	14,967	1,018
Other (expense), net	(695)	(1,098)	(3,120)	(4,271)
Income (loss) before income taxes	(10,028)	(2,822)	11,847	(3,253)
Income tax expense (benefit)	885	40,253	4,839	40,337
Net income (loss)	$(10,913)	$(43,075)	$7,008	$(43,590)

Earnings (loss) per share
Basic	$(0.30)	$(1.19)	$0.19	$(1.21)
Diluted	$(0.30)	$(1.19)	$0.19	$(1.21)

Weighted average shares outstanding
Basic	36,655	36,242	36,617	36,161
Diluted	36,655	36,242	36,959	36,161

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Gross profit	$42,335	$41,527	$176,169	$174,316

Recall expenses included in cost of sales	2,645	-	2,861	(92)
Inventory charge included in cost of sales	-	5,940	-	5,940
Adjusted gross profit	$44,980	$47,467	$179,030	$180,164
Adjusted gross profit % of sales	51.8%	50.8%	51.2%	50.9%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net income (loss)	$(10,913)	$(43,075)	$7,008	$(43,590)

Recall expenses included in cost of sales	2,645	-	2,861	(92)
Inventory charge included in cost of sales	-	5,940	-	5,940
Amortization of intangibles	4,410	4,608	17,296	17,964
Change in fair value of contingent consideration	125	318	(15,261)	948
Acquisition, restructuring and other items, net (1)	13,482	3,493	25,510	12,591
Tax effect of non-GAAP items (2)	(2,943)	36,100	(10,372)	28,062
Adjusted net income	$6,806	$7,384	$27,042	$21,823

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$(0.30)	$(1.19)	$0.19	$(1.21)

Recall expenses included in cost of sales	0.07	-	0.08	(0.00)
Inventory charge included in cost of sales	-	0.16	-	0.16
Amortization of intangibles	0.12	0.13	0.47	0.49
Change in fair value of contingent consideration	0.00	0.01	(0.41)	0.03
Acquisition, restructuring and other items, net (1)	0.37	0.10	0.69	0.35
Tax effect of non-GAAP items (2)	(0.07)	0.99	(0.29)	0.78
Adjusted diluted earnings per share	$0.19	$0.20	$0.73	$0.60

Adjusted diluted sharecount	36,655	36,391	36,959	36,372

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2)  Represents the net tax effect of non-GAAP adjustments.  Based on our historical non-GAAP earnings, our tax effect of non-GAAP items has been calculated assuming no valuation allowance on our deferred tax assets and an effective tax rate of 36%.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended		Twelve months ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
	(unaudited)		(unaudited)
Net income (loss)	$(10,913)	$(43,075)	$7,008	$(43,590)
Income tax expense	885	40,253	4,839	40,337
Interest expense	689	789	2,860	3,396
Depreciation and amortization	6,276	6,706	24,444	27,636
Stock-based compensation	1,105	(1,260)	6,183	3,240
EBITDAS	(1,958)	3,413	45,334	31,019
Recall expenses included in cost of sales	2,645	-	2,861	(92)
Inventory charge included in cost of sales	-	5,940	-	5,940
Change in fair value of contingent consideration	125	318	(15,261)	948
Acquisition, restructuring and other items, net(1,2)	13,482	3,493	25,510	11,590
Other expense, net	6	309	260	875
Credit card fees	710	689	2,809	2,794
Adjusted EBITDAS	$15,010	$14,162	$61,513	$53,074
Per diluted share:
EBITDAS	$(0.05)	$0.09	$1.23	$0.85
Adjusted EBITDAS	$0.41	$0.39	$1.66	$1.46

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Twelve months ended
Net Sales by Product Category	May 31, 2017	May 31, 2016	% Growth	Currency Impact (Pos) Neg	Constant Currency Growth	May 31, 2017	May 31, 2016	% Growth	Currency Impact (Pos) Neg	Constant Currency Growth
Peripheral Vascular	$53,948	$55,584	-3%			$208,602	$205,620	1%
Vascular Access	24,243	24,799	-2%			96,481	99,375	-3%
Oncology/Surgery	8,723	13,036	-33%			44,560	48,895	-9%
Total	$86,914	$93,419	-7%	0%	-7%	$349,643	$353,890	-1%	0%	-1%
Net Sales by Geography
United States	$70,847	$75,614	-6%	0%	-6%	$282,168	$285,824	-1%	0%	-1%
International	$16,067	$17,805	-10%	2%	-8%	67,475	68,066	-1%	2%	1%
Total	$86,914	$93,419	-7%	0%	-7%	$349,643	$353,890	-1%	0%	-1%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31,	May 31,
	2017	2016
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$47,544	$32,333
Marketable securities	1,215	1,653
Total cash and investments	48,759	33,986

Accounts receivable, net	44,523	52,867
Inventories	54,506	55,370
Prepaid income taxes	336	788
Prepaid expenses and other	5,790	3,243
Total current assets	153,914	146,254

Property, plant and equipment, net	45,234	48,284
Other non-current assets	1,886	3,827
Intangible assets, net	145,675	166,577
Goodwill	361,252	361,252
Total Assets	$707,961	$726,194

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$18,087	$15,616
Accrued liabilities	36,804	21,942
Current portion of long-term debt	5,000	16,250
Current portion of contingent consideration	9,625	12,919
Total current liabilities	69,516	66,727
Long-term debt, net of current portion	91,320	104,291
Deferred income taxes, long-term	26,112	21,684
Contingent consideration, net of current portion	3,136	25,356
Other long-term liabilities	850	908
Total Liabilities	190,934	218,966

Stockholders' equity	517,027	507,228
Total Liabilities and Stockholders' Equity	$707,961	$726,194

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$(10,913)	$(43,075)	$7,008	$(43,590)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,356	6,826	24,811	28,115
Stock-based compensation	1,105	(1,260)	6,183	3,240
Change in fair value of contingent consideration	125	318	(15,261)	948
Loss on impairment of intangible assets	-	384	-	384
Fixed and intangible asset impairments and disposals	108	131	3,930	806
Deferred income taxes	804	40,371	4,428	39,983
Change in accounts receivable allowance	292	1,022	(313)	2,377
Write-off of other assets	-	-	2,685	-
Other	(51)	90	(586)	90
Changes in operating assets and liabilities, net of acquisitions:
Receivables	1,581	639	8,479	3,131
Inventories	3,272	10,519	687	11,976
Prepaid and other assets	(2,305)	1,494	(3,520)	712
Accounts payable and accrued liabilities	18,619	1,085	17,214	(2,956)
Net cash provided by (used in) operating activities	18,993	18,544	55,745	45,216

Cash flows from investing activities:
Additions to property, plant and equipment	(743)	(431)	(3,001)	(2,326)
Acquisition of warrants	-	-	-	(2,000)
Acquisition of intangible assets	-	(3,250)	-	(3,268)
Proceeds from sale or maturity of marketable securities	-	-	450	25
Net cash provided by (used in) investing activities	(743)	(3,681)	(2,551)	(7,569)

Cash flows from financing activities:
Repayment of long-term debt	(1,250)	(5,000)	(140,381)	(16,250)
Proceeds from issuance of long-term debt and revolver borrowings	-	-	116,471	-
Deferred financing costs on long-term debt	(29)	-	(1,364)	-
Payment of Contingent Consideration	-	-	(9,850)	(9,850)
Repurchase of shares	(5,717)	-	(13,557)	-
Proceeds from exercise of stock options and ESPP	429	504	10,698	2,437
Net cash provided by (used in) financing activities	(6,567)	(4,496)	(37,983)	(23,663)

Effect of exchange rate changes on cash	290	69	-	(42)
Increase (Decrease) in cash and cash equivalents	11,973	10,436	15,211	13,942

Cash and cash equivalents
Beginning of period	35,571	21,897	32,333	18,391
End of period	$47,544	$32,333	$47,544	$32,333

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended		Twelve months ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
	(unaudited)		(unaudited)

Net cash provided by (used in) operating activities	$18,993	$18,544	$55,745	$45,216
Additions to property, plant and equipment	(743)	(431)	(3,001)	(2,326)
Free Cash Flow	$18,250	$18,113	$52,744	$42,890